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                                                                  Exhibit 4.3(c)

                                                                      9/29/99

                       TENTH AMENDMENT TO CREDIT AGREEMENT

     TENTH AMENDMENT TO CREDIT AGREEMENT ("Tenth Amendment"), dated as of October 7, 1999 to the Credit Agreement, dated as of May 17, 1996, among Packaging Resources Incorporated, a Delaware corporation (the "Borrower"), the lender signatories thereto ("Lenders") and LaSalle Bank, N.A., a national banking association, f/k/a LaSalle National Bank ("LaSalle"), as agent for such Lenders ("LaSalle, in such capacity, the "Agent").

     WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of May 17, 1996 as amended by that certain First Amendment to Credit Agreement, dated December 12, 1996, by and among the Borrower, the Lenders and the Agent ("First Amendment"), by that certain Second Amendment to Credit Agreement dated as of April 24, 1997, by and among the Borrower, the Lenders and the Agent ("Second Amendment"), by that certain Third Amendment to Credit Agreement dated August 27, 1997, by and among the Borrower, the Lenders and the Agent ("Third Amendment"), by that certain Fourth Amendment to Credit Agreement dated as of April 30, 1998, by and among the Borrower, the Lenders and the Agent ("Fourth Amendment"), by that certain Fifth Amendment to Credit Agreement and First Amendment to Security Agreement dated August 5, 1998 by and among the Borrower, the Lenders and the Agent, by that certain Sixth Amended to Credit Agreement dated as of February 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Seventh Amendment to Credit Agreement dated April 27, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Eighth Amendment to Credit Agreement dated May 18, 1999 by and among the Borrower, the Lenders and the Agent and by that certain Ninth Amendment to Credit Agreement dated August 25, 1999 by and among the Borrowers, the Lenders, and the Agent (said Credit Agreement, as amended, is hereinafter referred to as the "Credit Agreement");

     WHEREAS, the Borrower, the Lenders and the Agent wish to amend and modify certain of the provisions of the Credit Agreement pursuant to the terms hereof;

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Credit
Agreement, the parties hereto hereby agree as follows:

1. DEFINITIONS. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                                      * * *
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2.   REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. Section 2.2(a)
of the Credit Agreement is hereby deleted and the following is inserted in its stead:

     "Section 2.2 REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT.
(a) The Revolving Loan shall not at any time, when taken with the Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of a Revolving Advance pursuant to Section 4A.1(c) hereof) exceed the lesser of (i) Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) ("Revolving Credit Facility Commitment") and (ii) the Borrowing Base as of such time (the lesser of (i) and (ii) being the "Borrowing Limit")."

                                      * * *
3. SALE AND LEASEBACK. The Agent and Lenders hereby consent to the sale and leaseback by the Borrower of certain of its Equipment consisting of the thermoforming line #10 at the Borrower's Michigan facility; PROVIDED that the sales proceeds to be received by the Borrower in connection with such transaction equal or exceed $2,880,000 and that such proceeds are disbursed in accordance with the terms of the Senior Note Documents.

4. CONDITIONS PRECEDENT. This Tenth Amendment shall become effective upon the Agent receiving each of the following documents, each in form and substance acceptable to the Agent.

           (i) A Certificate of Secretary of the Borrower authorizing or ratifying the execution, delivery and performance of this Tenth Amendment; and

           (ii)  An Amended and Restated Revolving Note in the form of
     Exhibit 2.3 attached hereto and incorporated herein.

Upon the effectiveness of this Tenth Amendment, the Agent shall deliver to the Borrower, the Revolving Note previously executed by the Borrower and delivered to LaSalle, which Revolving Note shall be marked "Amended and Superseded."

5. CONTINUING EFFECT. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

6. COUNTERPARTS. This Tenth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.


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     IN WITNESS WHEREOF, this Tenth Amendment has been duly executed as of the date first written above.


                                         PACKAGING RESOURCES INCORPORATED,
                                         as Borrower

                                         By:   /s/ Jerry J. Corirossi
                                               -------------------------------
                                               Name: Jerry J. Corirossi
                                               Title: Executive Vice President


                                         LASALLE BANK, N.A.
                                         as Agent and Lender

                                         By:   /s/ Meghan Blake
                                               -------------------------------
                                               Name: Meghan Blake
                                               Title: Assistant Vice President


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